EXHIBIT 23.1

Consent of Independent Certified Public Accountants

We have issued our report dated March 11, 2004, accompanying the consolidated financial statements included in the Annual Report of Infodata Systems Inc. and Subsidiaries on Form 10-KSB for the year ended December 31, 2003. We hereby consent to the incorporation by reference of said report in the Registration Statements of Infodata Systems Inc. and Subsidiaries on Forms S-8 (File No. 333-56351 and File No. 333-60197).

/s/ Grant Thornton LLP
Vienna, Virginia

March 11, 2004